Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS THIRD QUARTER
2009 RESULTS
TEMPE, Ariz. — November 4, 2009 — Insight Enterprises, Inc. (Nasdaq: NSIT) (“Insight” or the “Company”) today reported results of operations for the quarter ended September 30, 2009.
Third Quarter Highlights
•	Net sales for the third quarter of 2009 decreased 17% compared to the third quarter of 2008 to $969.9 million.

•	Gross profit for the third quarter decreased 13% compared to the third quarter of 2008 to $133.5 million.

•	Net earnings from continuing operations before one-time items for the third quarter increased 53% to $10.1 million compared to the third quarter of 2008.* (Net earnings from continuing operations for the third quarter increased 10% to $7.3 million including one-time items.)

•	Diluted net earnings per share from continuing operations before one-time items for the third quarter of $0.22.* (Diluted net earnings per share from continuing operations for the quarter of $0.16 including one-time items.)

•	One-time items in the third quarter of 2009 results include $4.0 million, $2.5 million net of tax, for severance and restructuring expenses, and $560,000, $346,000 net of tax, for professional fees and costs associated with the trade credit restatement remediation and related litigation. There were no one-time items in the third quarter of 2008.

•	Prior year third quarter results include $3.3 million of foreign currency losses, primarily resulting from the strengthening of the U.S. dollar against the Euro and the British Pound Sterling and the volatility of those exchange rates during the quarter. Current year third quarter results include only $93,000 of net foreign currency losses.

•	Results for the third quarter of 2009 include $1.5 million of tax benefit primarily from the true-up of foreign tax credits after filing of the Company’s 2008 U.S. federal tax return and the recognition of certain tax benefits from the settlement of audits. Prior year third quarter results include $1.1 million of tax benefit related to federal and state research and development credits recorded during the quarter.

*	A tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures is included at the end of this press release.
“The Board of Directors and I believe that Insight has a sound business strategy and is well positioned for success in the future,” stated Tony Ibarguen, Interim President and Chief Executive Officer. “As we head toward the end of 2009 and into 2010, we will continue to focus on our strategic priorities and on improving our operational execution.”
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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q3 2009 Results, Page 2	November 4, 2009
SEGMENT OVERVIEW
In North America, net sales were $686.0 million, down 19% from the third quarter of 2008. Gross profit decreased 12% year over year to $93.3 million while gross margin increased 110 basis points to 13.6% from 12.5% in the prior year. Net sales of services increased 13% year over year, contributing 90 basis points of the increase in gross margin. Net sales in the Company’s hardware and software categories were down 24% and 15%, respectively, year over year. However, for the second consecutive quarter, North America saw sequential quarter growth of approximately 3% in sales of hardware while holding gross margin steady in this category. Selling and administrative expenses for North America in the third quarter include $560,000 of professional fees and costs associated with the trade credit restatement remediation and ongoing related litigation. Excluding the effect of this item, selling and administrative expenses were down $18.5 million compared to the third quarter of last year, or 19%. The Company also recorded severance and restructuring expenses of $4.5 million in North America primarily for the departure of the Company’s CEO in early September. As a result, earnings from operations on a GAAP basis in North America were $9.5 million in the third quarter and, excluding these one-time items, earnings from operations increased 66% year over year to $14.5 million.
The Company’s EMEA operating segment reported net sales of $248.4 million, down 12% in U.S. dollars. Excluding the effects of foreign currency movements, net sales were down 2% versus last year. In local currency, the Company’s United Kingdom based business reported an increase of 16% and 5% in software and services sales, respectively, and a 5% decline in sales in the hardware category. Across the rest of EMEA, net sales decreased 6% in local currency. Gross profit in EMEA was down 18% in U.S. dollars, and down 9% excluding the effects of foreign currency movements, while gross margin decreased to 14.3% from 15.3% in the prior year. Selling and administrative expenses in EMEA in the third quarter were down $3.1 million year over year in U.S. dollars, and excluding the effects of foreign currency movements, were flat year to year. This segment also recorded $339,000 in severance expenses and reduced severance and restructuring expenses in the third quarter by $802,000 for changes in estimates associated with prior restructuring actions, primarily related to a terminated lease. Excluding the net benefit of severance expenses and the reduction of the restructuring reserve, EMEA reported earnings from operations of $1.0 million, a decrease of 82% year over year.
The Company’s APAC operating segment reported net sales of $35.5 million, up 8% from the prior year in U.S. dollars and up 12% excluding the effects of foreign currency movements. Gross profit was $4.8 million, and gross margin was 13.4%, down from $5.0 million and 15.2% in the prior year quarter. The APAC segment reported earnings from operations of $912,000 in the third quarter, an increase of 34% from the prior year quarter.
UPDATED GUIDANCE
Because of stronger than expected third quarter performance, but moderated by the Company’s anticipation of continued softness in EMEA compared to its original fourth quarter forecast, the Company is revising its outlook for diluted earnings per share from continuing operations to be between $0.83 and $0.88 for the full year of 2009, including $0.18 to $0.23 of diluted earnings per share expected in the fourth quarter of 2009. This outlook does not include the impact of any severance and restructuring expenses, expenses associated with the restatement investigation and administration or related litigation, or other one-time charges.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss third quarter results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at www.insight.com and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-866-203-3436 if located in the U.S., 617-213-8849 for International callers, and enter the access code 65366090.
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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q3 2009 Results, Page 3	November 4, 2009
Financial Summary Table
(in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
Insight Enterprises, Inc.	2009	2008	% change	2009	2008	% change

Net sales	$969,935	$1,165,056	(17%)	$2,958,257	$3,665,139	(19%)
Gross profit	$133,486	$154,090	(13%)	$413,102	$506,654	(18%)
Earnings (loss) from operations — GAAP	$11,869	$14,953	(21%)	$25,800	$(240,006)	111%
Earnings from operations — non‑GAAP*	$16,423	$14,953	10%	$50,993	$79,178	(36%)
Net earnings (loss) from continuing operations — GAAP	$7,272	$6,597	10%	$13,368	$(160,305)	108%
Net earnings from continuing operations — non‑GAAP*	$10,121	$6,597	53%	$29,928	$44,221	(32%)
Diluted EPS from continuing operations — GAAP	$0.16	$0.14	14%	$0.29	$(3.42)	108%
Diluted EPS from continuing operations — non‑GAAP*	$0.22	$0.14	57%	$0.65	$0.94	(31%)

North America
Net sales	$685,996	$850,869	(19%)	$2,059,628	$2,568,811	(20%)
Gross profit	$93,301	$106,062	(12%)	$286,092	$342,050	(16%)
Earnings (loss) from operations — GAAP	$9,479	$8,725	9%	$15,324	$(269,070)	106%
Earnings from operations — non‑GAAP*	$14,507	$8,725	66%	$36,964	$46,996	(21%)

EMEA
Net sales	$248,437	$281,366	(12%)	$800,403	$981,858	(18%)
Gross profit	$35,417	$43,050	(18%)	$113,094	$146,386	(23%)
Earnings from operations — GAAP	$1,478	$5,548	(73%)	$8,118	$24,917	(67%)
Earnings from operations — non‑GAAP*	$1,015	$5,548	(82%)	$11,335	$27,996	(60%)

APAC
Net sales	$35,502	$32,821	8%	$98,226	$114,470	(14%)
Gross profit	$4,768	$4,978	(4%)	$13,916	$18,218	(24%)
Earnings from operations — GAAP	$912	$680	34%	$2,358	$4,147	(43%)
Earnings from operations — non‑GAAP*	$901	$680	33%	$2,694	$4,186	(36%)

*	A tabular reconciliation of financial measures prepared in accordance with GAAP to non-GAAP financial measures is included at the end of this press release.
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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q3 2009 Results, Page 4	November 4, 2009

	North America		EMEA		APAC
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
Sales Mix	2009	2008	2009	2008	2009	2008
Hardware	62%	67%	41%	44%	<1%	—
Software	29%	27%	58%	55%	98%	100%
Services	9%	6%	1%	1%	2%	<1%

	100%	100%	100%	100%	100%	100%

	North America		EMEA		APAC
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,
Sales Mix	2009	2008	2009	2008	2009	2008
Hardware	59%	64%	35%	38%	1%	—
Software	33%	31%	64%	61%	97%	100%
Services	8%	5%	1%	1%	2%	<1%

	100%	100%	100%	100%	100%	100%

USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures in 2009 and 2008 exclude one-time items and the tax effect of these items. The Company excludes these charges when internally evaluating earnings from operations, tax expense, net earnings from continuing operations and diluted earnings per share from continuing operations for the Company and earnings from operations for each of the Company’s operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to competitors’ financial results. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and competitors’ results and assist in forecasting performance for future periods because they exclude items the Company believes to be outside of normal operating results. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q3 2009 Results, Page 5	November 4, 2009
FORWARD-LOOKING INFORMATION
Certain statements in this release and the related conference call and Web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including our estimated diluted earnings per share from continuing operations for the fourth quarter of 2009 and our expectations for the demand environment and sales and margin trends are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008:
•	general economic conditions, including concerns regarding a global recession and credit constraints;

•	changes in the information technology industry and/or the economic environment;

•	our reliance on partners for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	stockholder litigation related to the restatement of our consolidated financial statements;

•	our ability to collect our accounts receivable;

•	increased debt and interest expense and lower availability on our financing facilities and changes in the overall capital markets that could increase our borrowing costs or reduce future availability of financing;

•	disruptions in our information technology systems and voice and data networks, including our system upgrade and the migration of acquired businesses to our information technology systems and voice and data networks;

•	actions of our competitors, including manufacturers and publishers of products we sell;

•	the integration and operation of acquired businesses, including our ability to achieve expected benefits of the acquisitions;

•	seasonal changes in demand for sales of software licenses;

•	the risks associated with international operations;

•	exposure to changes in, or interpretations of, tax rules and regulations;

•	exposure to foreign currency exchange risks;

•	our dependence on key personnel;

•	failure to comply with the terms and conditions of our public sector contracts;

•	rapid changes in product standards; and

•	intellectual property infringement claims and challenges to our registered trademarks and trade names.
Additionally, there may be other risks that are otherwise described from time to time in the reports that we file with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. We assume no obligation to update, and do not intend to update, any forward-looking statements. We do not endorse any projections regarding future performance made by third parties.

Contacts:	Glynis Bryan	Helen Johnson
	Chief Financial Officer	Senior VP, Treasurer
	Tel. 480-333-3390	Tel. 480-333-3234
	Email glynis.bryan@insight.com	Email helen.johnson@insight.com
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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q3 2009 Results, Page 6	November 4, 2009
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net sales	$969,935	$1,165,056	$2,958,257	$3,665,139
Costs of goods sold	836,449	1,010,966	2,545,155	3,158,485

Gross profit	133,486	154,090	413,102	506,654
Operating expenses:
Selling and administrative expenses	117,623	139,137	374,831	427,476
Goodwill impairment	—	—	—	313,776
Severance and restructuring expenses	3,994	—	12,471	5,408

Earnings (loss) from operations	11,869	14,953	25,800	(240,006)
Non-operating (income) expense:
Interest income	(45)	(440)	(333)	(1,741)
Interest expense	2,333	3,062	6,421	9,640
Net foreign currency exchange loss (gain)	93	3,307	(119)	3,425
Other expense, net	217	297	697	787

Earnings (loss) from continuing operations before income taxes	9,271	8,727	19,134	(252,117)
Income tax expense (benefit)	1,999	2,130	5,766	(91,812)

Net earnings (loss) from continuing operations	7,272	6,597	13,368	(160,305)
Net earnings from a discontinued operation	—	—	2,801	—

Net earnings (loss)	$7,272	$6,597	$16,169	$(160,305)

Net earnings (loss) per share — Basic:
Net earnings (loss) from continuing operations	$0.16	$0.14	$0.29	$(3.42)
Net earnings from a discontinued operation	—	—	0.06	—

Net earnings (loss) per share	$0.16	$0.14	$0.35	$(3.42)

Net earnings (loss) per share — Diluted:
Net earnings (loss) from continuing operations	$0.16	$0.14	$0.29	$(3.42)
Net earnings from a discontinued operation	—	—	0.06	—

Net earnings (loss) per share	$0.16	$0.14	$0.35	$(3.42)

Shares used in per share calculations:
Basic	45,875	45,569	45,812	46,901

Diluted	46,445	45,929	46,164	46,901

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q3 2009 Results, Page 7	November 4, 2009
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$68,968	$49,175
Accounts receivable, net	729,155	990,026
Inventories	86,823	103,130
Inventories not available for sale	29,750	30,507
Deferred income taxes	37,911	40,075
Other current assets	38,515	37,495

Total current assets	991,122	1,250,408

Property and equipment, net	155,079	157,334
Goodwill	11,298	—
Intangible assets, net	85,807	93,400
Deferred income taxes	84,020	89,757
Other assets	14,741	16,741

	$1,342,067	$1,607,640

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$480,795	$720,833
Accrued expenses and other current liabilities	184,674	175,769
Current portion of long-term debt	732	—
Deferred revenue	47,232	36,339

Total current liabilities	713,433	932,941

Long-term debt	157,582	228,000
Deferred income taxes	1,807	2,291
Other liabilities	17,732	22,440

	890,554	1,185,672

Stockholders’ equity:
Preferred stock	—	—
Common stock	459	456
Additional paid-in capital	373,685	371,664
Retained earnings	56,459	40,290
Accumulated other comprehensive income — foreign currency translation adjustments	20,910	9,558

Total stockholders’ equity	451,513	421,968

	$1,342,067	$1,607,640

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q3 2009 Results, Page 8	November 4, 2009
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities:
Net earnings (loss)	$16,169	$(160,305)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Goodwill impairment	—	313,776
Depreciation and amortization	29,074	30,391
Provision for losses on accounts receivable	2,795	2,185
Write-downs of inventories	5,623	5,829
Non-cash stock-based compensation	7,974	6,313
Non-cash gain from arbitrated claim, net of tax	(2,801)	—
Excess tax benefit from employee gains on stock-based compensation	—	(111)
Deferred income taxes	1,706	(108,017)
Changes in assets and liabilities:
Decrease in accounts receivable	282,463	210,298
Decrease (increase) in inventories	12,836	(2,473)
(Increase) decrease in other current assets	(463)	18,300
Decrease in other assets	3,935	2,877
Decrease in accounts payable	(257,413)	(255,463)
Increase (decrease) in deferred revenue	14,241	(18,845)
(Decrease) increase in accrued expenses and other liabilities	(9,097)	17,205

Net cash provided by operating activities	107,042	61,960

Cash flows from investing activities:
Acquisition of Calence, net of cash acquired	(12,834)	(124,671)
Acquisition of MINX, net of cash acquired	—	(957)
Purchases of property and equipment	(11,739)	(24,103)
Other	—	(900)

Net cash used in investing activities	(24,573)	(150,631)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	833,373	712,089
Repayments on senior revolving credit facility	(905,873)	(549,176)
Borrowings on accounts receivable securitization financing facility	165,000	466,874
Repayments on accounts receivable securitization financing facility	(165,000)	(444,500)
Repayments on term loan	—	(56,250)
Payments on capital lease obligation	(113)	—
Net (repayments) borrowings under inventory financing facility	(4,446)	18,213
Repayments on assumed debt	—	(10,978)
Payment of deferred financing fees	(1,565)	(3,355)
Proceeds from sales of common stock under employee stock plans	—	5,031
Excess tax benefit from employee gains on stock-based compensation	—	111
Payment of payroll taxes on stock-based compensation through shares withheld	(463)	(2,097)
Repurchases of common stock	—	(50,000)
Increase in book overdrafts	12,538	21,633

Net cash (used in) provided by financing activities	(66,549)	107,595

Foreign currency exchange effect on cash flows	3,873	(3,191)

Increase in cash and cash equivalents	19,793	15,733
Cash and cash equivalents at beginning of period	49,175	56,718

Cash and cash equivalents at end of period	$68,968	$72,451

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q3 2009 Results, Page 9	November 4, 2009
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Consolidated Earnings (Loss) from Operations:
GAAP	$11,869	$14,953	$25,800	$(240,006)
Goodwill impairment	—	—	—	313,776
Severance and restructuring expense	3,994	—	12,471	5,408
Termination of equity incentive compensation plan	—	—	5,478	—
Professional fees and costs from trade credits restatement issue	560	—	7,244	—

Non-GAAP	$16,423	$14,953	$50,993	$79,178

Consolidated Net Earnings (Loss) from Continuing Operations:
GAAP	$7,272	$6,597	$13,368	$(160,305)
Goodwill impairment	—	—	—	201,050
Severance and restructuring expense	2,503	—	7,965	3,476
Termination of equity incentive compensation plan	—	—	3,524	—
Professional fees and costs from trade credits restatement issue	346	—	4,471	—
Tax charge for remeasurement of certain deferred tax assets	—	—	600	—

Non-GAAP	$10,121	$6,597	$29,928	$44,221

Consolidated Diluted EPS from Continuing Operations:
GAAP	$0.16	$0.14	$0.29	$(3.42)
Goodwill impairment	—	—	—	4.29
Severance and restructuring expense	0.05	—	0.17	0.07
Termination of equity incentive compensation plan	—	—	0.08	—
Professional fees and costs from trade credits restatement issue	0.01	—	0.10	—
Tax charge for remeasurement of certain deferred tax assets	—	—	0.01	—

Non-GAAP	$0.22	$0.14	$0.65	$0.94

Shares used in per share calculations:
GAAP	46,445	45,929	46,164	46,901
Dilutive potential common shares due to dilutive options and RSUs, net of tax effect	—	—	211	—

Non-GAAP	46,445	45,929	46,375	46,901

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q3 2009 Results, Page 10	November 4, 2009
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
North America Earnings (Loss) from Operations:
GAAP	$9,479	$8,725	$15,324	$(269,070)
Goodwill impairment	—	—	—	313,776
Severance and restructuring expense	4,468	—	10,327	2,290
Termination of equity incentive compensation plan	—	—	4,069	—
Professional fees and costs from trade credits restatement issue	560	—	7,244	—

Non-GAAP	$14,507	$8,725	$36,964	$46,996

EMEA Earnings from Operations:
GAAP	$1,478	$5,548	$8,118	$24,917
Severance and restructuring expense	(463)	—	1,854	3,079
Termination of equity incentive compensation plan	—	—	1,363	—

Non-GAAP	$1,015	$5,548	$11,335	$27,996

APAC Earnings from Operations:
GAAP	$912	$680	$2,358	$4,147
Severance and restructuring expense	(11)	—	290	39
Termination of equity incentive compensation plan	—	—	46	—

Non-GAAP	$901	$680	$2,694	$4,186

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958